As filed with the Securities and Exchange
Commission on October 8, 1997                       Registration No. 333-____
______________________________________________________________________________

                SECURITIES AND EXCHANGE COMMISSION
                      WASHINGTON, D.C.  20549
                      ______________________

                             FORM S-8
                      REGISTRATION STATEMENT
                               UNDER
                    THE SECURITIES ACT OF 1933
                      _______________________

                       HURCO COMPANIES, INC.
      (Exact name of registrant as specified in its charter)

                INDIANA                               35-1150732
     (State or other jurisdiction                   (I.R.S. Employer
   of incorporation or organization)               Identification No.)

ONE TECHNOLOGY WAY, INDIANAPOLIS, INDIANA                46268
(Address of Principal Executive Offices)               (Zip Code)

                       HURCO COMPANIES, INC.
                 1997 STOCK OPTION AND INCENTIVE PLAN
                     (Full title of the plan)

                           ROGER J. WOLF
            ONE TECHNOLOGY WAY, INDIANAPOLIS, INDIANA 46268
              (Name and address of agent for service)

                          (317) 293-5309
   (Telephone number, including area code, of agent for service)

                             COPY TO:
                               DAVID C. WORRELL
                               BAKER & DANIELS
                               300 NORTH MERIDIAN STREET, SUITE 2700
                               INDIANAPOLIS, INDIANA 46204
                               (317) 237-0300

                  CALCULATION OF REGISTRATION FEE

   TITLE OF SECURITIES     AMOUNT TO BE        PROPOSED MAXIMUM         PROPOSED MAXIMUM            AMOUNT OF
      TO REGISTERED       REGISTERED (1)   OFFERING PRICE PER SHARE AGGREGATE OFFERING PRICE    REGISTRATION FEE
                                                      (2)                      (2)
Common Stock,              500,000           $8.3438 (3)              $4,171,900 (3)           $1,264.21 (3)
without par value

 (1) Pursuant to Rule 416 under the Securities Act of 1933 (the "Securities Act"), this Registration Statement also registers such additional shares of Common Stock as may be offered or issued to prevent dilution resulting from stock splits, stock dividends and similar transactions.

 (2) It is impracticable to state the maximum offering price. Shares offered pursuant to incentive stock options granted under the 1997 Stock Option and Incentive Plan are to be offered at not less than the market value of one share of common stock of Hurco Companies, Inc. on the date such incentive stock options are granted.

 (3) Estimated solely for purposes of calculating the registration fee and computed in accordance with Rule 457(c) under the Securities Act using the average of the high and low sale prices of the Common Stock as reported by NASDAQ on October 3, 1997, which was $8.3438 per share.

                              PART I

         INFORMATION REQUIRED IN SECTION 10(A) PROSPECTUS

     The Section 10(a) prospectus for the Hurco Companies, Inc. 1997 Stock Option and Incentive Plan is not required to be filed with the Securities and Exchange Commission as part of this Registration Statement.

                              PART II

        INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

     The documents listed below are hereby incorporated by reference in this Registration Statement:

     (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended October 31, 1996;

     (b) The Registrant's Quarterly Reports on Form 10-Q for the fiscal quarters ended January 31, 1997, April 30, 1997 and July 31, 1997;

     (c) The description of the Registrant's common stock, without par value (the "Common Stock"), contained in the Company's Registration Statement on Form 10 dated February 18, 1980, including any amendments or reports filed for the purpose of updating such description.

     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all shares of Common Stock offered hereby have been sold or which deregisters all shares of Common Stock offered hereby then remaining unsold, are deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents. The Company will promptly provide without charge to each person to whom a prospectus is delivered, a copy of any or all information that has been incorporated herein by reference (not including exhibits to the information that is incorporated by reference unless such exhibits are specifically incorporated by reference into such information) upon the written or oral request of such person directed to the Secretary of the Company at its principal offices, One Technology Way, Indianapolis, Indiana 46268, (317) 293-5309.

ITEM 4.  DESCRIPTION OF SECURITIES.

     Not Applicable.


ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not Applicable.

ITEM 6.  INDEMNIFICATION OF OFFICERS AND DIRECTORS.

     Article VI, Section 1 of the Company's By-Laws states that the Company shall, to the fullest extent permitted by the Indiana Business Corporation Law, as amended, indemnify any person who is made a party to or who is involved in any proceeding, by reason of the fact that he or she is or was a director, officer, employee or agent of the Company, against certain liabilities incurred by him or her in connection with such proceeding if he or she acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. The Company has entered into employment agreements with certain executive officers, which also provide indemnification against certain liabilities.

     Sections 23-1-37-1 to 23-1-37-15 of the Indiana Business Corporation Law authorize a corporation to indemnify its directors and officers in terms sufficiently broad to permit such indemnification (including reimbursement of expenses incurred) under certain circumstances for liabilities arising under the Securities Act.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

     Not Applicable.

ITEM 8.  EXHIBITS.

     The list of Exhibits is incorporated herein by reference to the Index to Exhibits.

ITEM 9.  UNDERTAKINGS.

     The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

          (iii)To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

     (3)  To  remove  from  registration  by   means  of  a  post-effective
          amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                            SIGNATURES

     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Indianapolis, State of Indiana, on September 11, 1997.

                                   HURCO COMPANIES, INC.


                                   By:   /S/ ROGER J. WOLF
                                        Roger J. Wolf
                                        Senior Vice President, Secretary,
                                        Treasurer and Chief Financial Officer


                             POWER OF ATTORNEY

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in their respective capacities and on the respective dates indicated opposite their names. Each person whose signature appears below hereby authorizes each of Brian D. McLaughlin and Roger J. Wolf, each with full power of substitution, to execute in the name and on behalf of such person any post-effective amendment to this Registration Statement and to file the same, with exhibits thereto, and other documents in connection therewith, making such changes in this Registration Statement as the registrant deems appropriate, and appoints each of Brian D. McLaughlin and Roger J. Wolf, each with full power of substitution, attorney-in-fact to sign any amendment and any post-effective amendment to this Registration Statement and to file the same, with exhibits thereto, and other documents in connection therewith.

     SIGNATURES               CAPACITY                       DATE

   /S/ BRIAN D. MCLAUGHLIN President, Chief Executive  September 11, 1997
Brian D. McLaughlin           Officer and Director
                              (Principal Executive Officer)


  /S/ ROGER J. WOLF         Senior Vice-President,     September 11, 1997
Roger J. Wolf              Secretary, Treasurer and
                            Chief Financial Officer
                         (Principal Financial Officer)

  /S/ STEPHEN J. ALESIA       Corporate Controller     September 11, 1997
Stephen J. Alesia        (Principal Accounting Officer)


  /S/ HENDRIK J. HARTONG, JR.          Director        September 11, 1997
Hendrik J. Hartong, Jr.


 /S/ ANDREW L. LEWIS IV                Director        September 11, 1997
Andrew L. Lewis IV

 /S/ E. KEITH MOORE                    Director        September 11, 1997
E. Keith Moore

 /S/ RICHARD T. NINER                  Director        September 11, 1997
Richard T. Niner

 /S/ O. CURTIS NOEL                    Director        September 11, 1997
O. Curtis Noel

 /S/ CHARLES E. MITCHELL RENTSCHLER    Director        September 11, 1997
Charles E. Mitchell Rentschler

                             INDEX TO EXHIBITS

         Exhibit
             NO.                              DESCRIPTION OF EXHIBIT
           4.1           Amended and Restated Articles of Incorporation of
                         the Registrant and related amendments. (The copy
                         of this Exhibit filed as Exhibit 3.1 to the
                         Company's Quarterly Report on Form 10-Q for the
                         quarter ended July 31, 1997 is incorporated by
                         reference.)
           4.2           Amended and Restated By-Laws of the Registrant,
                         as amended to date.  (The copy of this Exhibit
                         filed as Exhibit 3.3 to the Company's Quarterly
                         Report on Form 10-Q for quarter ended January 31,
                         1996 is incorporated by reference.)
           4.3           1997 Stock Option and Incentive Plan of
                         Registrant.  (The copy of this Exhibit filed as
                         Exhibit 10.52 to the Company's Quarterly Report
                         on Form 10-Q for the quarter ended July 31, 1997
                         is incorporated by reference.)
            5            Opinion of Baker & Daniels regarding legality of
                         the securities being registered.
          23.1           Consent of Arthur Andersen LLP.
          23.2           Consent of Baker & Daniels (included in Baker &
                         Daniels Opinion filed as Exhibit 5).
           24            Power of Attorney (included on the Signature Page
                         of the Registration Statement).